SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): July 16, 2007



                     SECURITY NATIONAL FINANCIAL CORPORATION
             (Exact name of registrant as specified in this Charter)



        Utah                       0-9341                   87-0345941
       ------                     -------                  -----------
State or other jurisdiction  (Commission              (IRS Employer
of incorporation)             File Number)             Identification No.)



5300 South 360 West, Salt Lake City, Utah                    84123
-----------------------------------------                   ------
 (Address of principal executive offices)                 (Zip Code)


Registrant's Telephone Number, Including Area Code:     (801) 264-1060





                                 Does Not Apply
          (Former name or former address, if changed since last report)



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ITEM 2.01  Acquisition of C & J Financial, LLC

On July 16, 2007,  Security  National  Financial  Corporation  (the  "Company"),
completed a stock purchase transaction with C & J Financial, LLC, an Alabama limited liability company ("C & J Financial"). C & J Financial operates a factoring business with offices in Rainbow City, Alabama with an emphasis on providing financing for funeral homes and mortuaries. Under the terms of the Stock Purchase Agreement dated July 16, 2007, among the Company, C & J Financial, Henry Culp, Jr. ("Culp") and Culp Industries, Inc. ("Culp Industries"), the Company purchased all of the outstanding member units of C & J Financial for a purchase consideration of (i) $1,250,000 in cash, (ii) a promissory note from the Company to Culp in the amount of $381,500 plus interest at the rate of 5% per annum, payable over a period of 24 months in monthly payments of $16,737, including interest, until paid in full, and (iii) a quit claim deed from C & J Financial to Culp, conveying ownership of the building and surrounding property located in the Jester Commercial Park in Rainbow City, Alabama, where C & J Financial currently maintains its business offices. At closing, Culp Industries entered into a lease agreement with C & J Financial to lease to C & J Financial approximately 5,000 square feet in the building located at the Jester Commercial Park. The lease is for a term of three years for which C & J Financial, as tenant, is required to make monthly payments of $1,200, for a total lease payment of $43,200.

The Stock Purchase Agreement additionally required Culp to deliver to the Company at closing a promissory note (the "Note") in the principal amount of $1,755,236 plus interest at the rate of 8.25% per annum from C & J Financial, as borrower, to Culp, as lender, with such note to be cancelled and marked "paid in full". Moreover, the agreement provides for the possibility of adjustments. If the total equity on the balance sheet of C & J Financial as of May 31, 2007, defined as total assets minus total liabilities, is greater than the amount of the equity on the balance sheet of C & J Financial as of the closing date, or July 16, 2007, Culp agrees to pay to the Company the difference between the total equity on the balance sheet as of May 31, 2007 and the total equity on the balance sheet as of July 16, 2007 by reducing the amount of the Note by such difference in the amounts of the total equity on such balance sheets. If the amount of the total equity on the balance sheet of C & J Financial as of May 31, 2007 is less than the amount of the total equity on the balance sheet of C & J Financial as of July 16, 2007, the Company agrees to pay Culp the difference between the total equity on the balance sheet as of May 31, 2007 and the total equity on the balance sheet as of July 16, 2007 by increasing the amount of the Note payable by such difference in the amounts of the total equity on such balance sheets.

The Stock Purchase Agreement further requires each unitholder to deliver to the Company a non-competition and confidentiality agreement prohibiting the unitholder from competing with C & J Financial for a period of five years from July 16, 2007 through July 16, 2012. The Company also entered into a one year consulting agreement with Culp, which requires Culp to provide part-time consulting services for C & J Financial at $50.00 per hour, and a five year employment agreement with Kevin O. Smith ("Smith"), Vice President of C & J Financial, who will continue to serve in that position. The employment agreement requires C & J Financial to pay Smith an annual salary of $96,000 plus a discretionary bonus and a monthly car allowance of $1,161.

Finally, the Stock Purchase Agreement requires the Company, C & J Financial, Culp and Culp Industries to acknowledge the existence of a business loan agreement between Regions Bank, as lender, and Culp Industries, as borrower, which provides for a line of credit for C & J Financial. The outstanding balance on the line of credit as of July 16, 2007 was $1,931,764. The line of credit is secured by, among other assets, the accounts receivable of C & J Financial and is personally guaranteed by Culp. The Company has received confirmation that Regions Bank will not authorize any further advances or sweeps with respect to the line of credit. The Company agrees that it will pay off the outstanding balance of the line of credit with Regions Bank relating to the business of C & J Financial. The Company will initially attempt to pay off the line of credit by means of applying the payments from the accounts receivable of C & J Financial as such payments are made in the ordinary course of business.

At June 30, 2007, total assets of C & J Financial were $3,197,000 and total liabilities were $3,526,000, which includes the Note to Culp in the amount of $1,755,000 that was cancelled at closing. For the seven month period from November 1, 2006 to May 31, 2007, total revenues of C & J Financial were $775,000 and total expenses were $764,000, resulting in net income of $11,000. For the fiscal year ended October 31, 2006, total revenues of C & J Financial were $1,397,000 and total expenses were $1,351,000, resulting in net income of $46,000. For the fiscal year ended October 31, 2005, total revenues of C & J Financial were $1,137,000 and total expenses were $1,114,000, resulting in net income of $23,000. The Company anticipates utilizing the employees and operations of C & J Financial to expand its fast funding operations, which provide financing for funeral homes and mortuaries.

ITEM 7.  Financial Statements and Exhibits




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(a)  The assets,  consideration  paid, and net income of C & J Financial are not significant to the consolidated financial statements of the Company. As a consequence, no financial statements of C & J Financial are required to be filed with this report.

(b)  Not applicable.

(c)  Exhibits.

     10.1 Stock Purchase Agreement among Security National Financial Corporation, C & J Financial, LLC, Henry Culp, Jr. and Culp Industries, Inc.

     10.2 Consulting Agreement with Henry Culp, Jr.

     10.3 Employment Agreement with Kevin O. Smith.

     10.4  Non-Competition and  Confidentiality  Agreement with Henry Culp, Jr.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. SECURITY NATIONAL FINANCIAL CORPORATION
                                                          (Registrant)



Date: August 7, 2007                      By: /s/ Scott M. Quist
                                              ------------------
                                              Scott M. Quist, President and
                                              Chief Operating Officer